SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
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     3)  Filing Party:
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     4)  Date Filed:
         -------------------------------------------------------

                                     I F F

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1995


     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 11, 1995, at 10 A.M., Eastern Daylight Saving Time, to elect 12 directors for the ensuing year, to act on a proposed amendment to the Company's Management Incentive Compensation Plan, and to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 24, 1995 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                 By Order of the Board of Directors,

                                                Stephen A. Block
                                                       Secretary

March 28, 1995

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 11, 1995 at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 28, 1995. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $8,000. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1994, 111,464,300 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 24, 1995 will be entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting 12 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 12 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board of Directors of the Company may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES

                                                                                          Shares of      Per-
                                                                                        Company Stock   centage
                                                                                        beneficially      of
                                           Principal Occupation During      Year first   owned as of    Shares
                                               last five years and            became    December 31,     Out-
               Name               Age       Other Directorships Held         Director       1994       standing
               ----               ---     ----------------------------       --------    ----------    --------
    Margaret Hayes Adame .......  55      President, Fashion Group             1993         3,000           (1)
                                          International, an international
                                          trade organization, since 1993;
                                          Senior Vice-President, Saks
                                          Fifth Avenue, retailing, prior
                                          thereto; Director, North
                                          American Watch Corporation

    Robin Chandler Duke(6)(8) ..  71      Chairman, Population Action          1975         9,000(2)        (1)
                                          International; Director,
                                          American Home Products Corp.,
                                          Rockwell International
                                          Corporation and River Bank


                                                                                              Shares of      Per
                                                                                            Company Stock   centage
                                                                                            beneficially      of
                                             Principal Occupation During      Year first     owned as of    Shares
                                                 last five years and            became      December 31,     Out-
               Name                 Age       Other Directorships Held         Director         1994       standing
               ----                 ---     ----------------------------       --------     ----------    --------
    Richard M. Furlaud ...........  71    Chairman of the Board of              1990        8,250(2)            (1)
                                          Trustees, The Rockefeller
                                          University; Retired President,
                                          Bristol-Myers Squibb Company;
                                          Director, American Express
                                          Company

    Eugene P. Grisanti(3)(4) .....  65    Chairman of the Board and             1979    1,627,747(2)(5)      1.5%
                                          President of the Company

    Thomas H. Hoppel(3) ..........  64    Vice-President and Treasurer of       1993       46,446(2)            (1)
                                          the Company since January 1,
                                          1992; Controller prior thereto

    Hugh R. Kirkpatrick(3) .......  58    Senior Vice-President of the          1991       69,300(2)            (1)
                                          Company since January 1, 1991;
                                          Vice-President prior thereto

    Herbert G. Reid(6)(7) ........  68    Retired; formerly Executive           1978        9,000(2)            (1)
                                          Vice-President and Director,
                                          Schlumberger Limited, oil field
                                          services and electronics

    George Rowe, Jr.(6)(8) .......  73    Attorney; member of the law firm      1994   10,766,716(5)           9.7%
                                          of Fulton, Duncombe & Rowe

    Stanley M. Rumbough, Jr.(8)...  74    Investments and business              1964       21,000(2)              (1)
                                          development; Director, CUC
                                          International Inc. and ABT
                                          Family of Funds

    Henry P. van Ameringen .......  64    Retired; formerly Vice-President,     1961    2,538,091(2)(5)        2.3%
                                          International Flavors &
                                          Fragrances (Europe)

    Hendrik C. van Baaren(3) .....  55    Senior Vice-President of the          1991       67,181(2)              (1)
                                          Company

    William D. Van Dyke, III (6)(8).63    Senior Vice-President,                1973    7,831,458(2)(9)        7.0%
                                          Smith Barney Inc., investment
                                          banking
-------------------------------------------------

     (1) Less than .1%.

     (2) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by Messrs. Grisanti, Hoppel, Kirkpatrick and van Baaren and by non-employee directors includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 76,921 for Mr. Grisanti, 21,000 for Mr. Hoppel, 38,200 for Mr. Kirkpatrick, 42,000 for Mr. van Baaren and 6,000 for each of Ms. Duke and Messrs. Furlaud, Reid, Rumbough, van Ameringen and Van Dyke.

     (3) Employed by the Company for more than the last five years.

     (4) Chairman of the Executive Committee.

     (5) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe, Grisanti and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe and Henry G. Walter, Jr. and Hedwig van Ameringen listed in the table on page 13, include holdings of the following trusts and foundations. Messrs. Rowe and Walter and Mrs. van Ameringen are the trustees of five trusts established under the will of A. L. van Ameringen which hold 7,134,716 shares. Messrs. Rowe and van Ameringen and Mrs. van Ameringen are officers of the van Ameringen Foundation, Inc., a charitable foundation, which owns 628,138 shares. Messrs. Rowe, Walter and van Ameringen and Mrs. van Ameringen are four of the eight directors of that foundation. Mr. Rowe is an officer of The Ambrose Monell Foundation, a charitable foundation, which owns 1,247,055 shares, and Mr. Rowe is an officer of another charitable foundation which owns 20,559 shares and the executor of an estate holding 9,000 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of nine trusts holding an aggregate of 805,164 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares for the benefit of certain family members of Mr. Walter. Mr. Walter is one of two trustees of another trust for the benefit of a family member holding 3,744 shares. Mr. Walter is also one of two trustees of a charitable trust holding 1,227 shares. Mr. Rowe is sole trustee of a trust holding 750 shares and is one of three trustees of another trust holding 4,000 shares and Mr. Walter is one of two trustees of another trust holding 2,907 shares. Messrs. Rowe and Walter and Mrs. van Ameringen are trustees of three additional trusts each holding 288,981 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 18,158 shares. The number of shares beneficially owned by Mr. van Ameringen listed above includes 1,903,953 shares with respect to which he has sole voting and investment power and, as described in this note, 628,138 shares with respect to which he has shared voting and investment power. The number of shares beneficially owned by Mr. Grisanti listed above includes 120,133 shares with respect to which he has sole voting and investment power, 240,000 shares with respect to which he has sole voting power and 1, 267,614 shares with respect to which he has shared voting and investment power.

     (6) Member of Executive Committee.

     (7) The number of shares beneficially owned by Mr. Reid listed above includes 6,000 shares with respect to which he has sole voting and investment power and 3,000 shares over which he has shared voting and investment power.

     (8) Has held this position for more than the last five years.

     (9) The number of shares beneficially owned by Mr. Van Dyke listed above includes 6,957 shares with respect to which he has sole voting and investment power and 7,824,501 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on page 13, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     All of the above nominees were elected by the shareholders at the 1994 annual meeting. During 1994 the Board of Directors held six meetings. The Company has an Audit Committee which held two meetings and a Stock Option and Compensation Committee which held three meetings in 1994. The Audit Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Company does not have a nominating committee.

                            I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and President and each of the other four most highly compensated executive officers of the Company for 1992, 1993 and 1994.


                                                                         Long Term Compensation
                                                                       --------------------------
                                         Annual Compensation                     Awards
                                 ----------------------------------    --------------------------
           (a)                   (b)           (c)            (d)           (e)            (f)           (g)
                                                                        Restricted     Securities     All Other
        Name and                                                           Stock       Underlying      Compen-
        Principal                            Salary          Bonus       Award(s)        Options       sation
        Position                Year           ($)          ($)(1)        ($)(2)           (#)        ($)(3)(4)
       ----------              ------        -------       --------      --------       ---------    -----------
Eugene P. Grisanti ..........   1994         770,000        385,000         --           75,000         30,324
 Chairman of the Board          1993         700,000        350,000         --           75,000         26,878
 and President                  1992         600,000        300,000     10,625,000          --          22,401
Hugh R. Kirkpatrick .........   1994         410,338        200,000         --           50,000         13,790
 Senior Vice-President          1993         387,120        190,000         --           60,000         12,398
 and Director                   1992         346,729        170,000         --           30,000         11,409
Hendrik C. van Baaren .......   1994         397,505        192,500         --           50,000         12,839
 Senior Vice-President          1993         372,849        180,000         --           51,000         11,016
 and Director                   1992         346,430        167,500         --           30,000         10,986
Ronald S. Fenn ..............   1994         302,453        125,375         --           10,000          9,941
 Vice-President                 1993         283,695         92,400         --           24,000          9,337
                                1992         251,957        125,000         --           12,000          8,229
Rudolf Merz .................   1994         297,000        120,000         --           15,000            --
 Vice-President                 1993         264,518        105,000         --           21,000            --
                                1992         266,720        124,621         --           10,500            --
------------------

(1)  Under the Company's Management Incentive Compensation Plan.

(2) Under an employment contract dated as of January 1, 1992, Mr. Grisanti was granted an award of 300,000 restricted shares of the Company's Common Stock. Because the shares are "restricted," they may not be sold, pledged, or otherwise transferred until the applicable restriction period on a given installment of the award has elapsed. Restrictions on two-fifths of the shares covered by the award have lapsed as of the date hereof. The restriction period extends to December 31, 1995 with respect to another one-fifth of such shares, and to December 31, 1996 with respect to the remaining two-fifths of such shares. The shares are subject to forfeiture under certain conditions, including the termination by either party, with or without cause, of Mr. Grisanti's employment. Dividends are payable on the restricted stock. At December 31, 1994, the 240,000 shares of restricted stock still subject to restriction had a market value of $11,100,000, based on the closing price of the Company's stock on that date. The Company has made no other restricted stock awards to any named executive officers.

(3) For the year 1994, the following amounts were paid or set aside in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $23,187, Mr. Kirkpatrick, $12,087, Mr. van Baaren, $11,637 and Mr. Fenn, $8,937.

(4) For the year 1994, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $7,137, Mr. Kirkpatrick, $1,703, Mr. van Baaren, $1,202 and Mr. Fenn, $1,004. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

                           II. OPTION GRANTS IN 1994

     The following table shows all grants of options in 1994 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).



                                       Individual Grants                                      Grant Date Value
-----------------------------------------------------------------------------------------    ------------------
        (a)                          (b)               (c)           (d)            (e)              (f)
                                   Number          % of Total
                                  of Shares          Options
                                 Underlying        Granted to     Exercise
                                   Options          Employees      or Base
                                   Granted          in Fiscal       Price       Expiration   Grant Date Present
       Name                        (#) (1)            Year        ($/Sh)(2)        Date         Value ($)(3)
       ----                      -----------       ----------     ---------       ------      -----------------
E. P. Grisanti ..................   75,000            9.8%          36.00         5/12/04          $805,500
H. R. Kirkpatrick ...............   50,000            6.5%          36.00         5/12/04           537,000
H. C. van Baaren ................   50,000            6.5%          36.00         5/12/04           537,000
R. S. Fenn ......................   10,000            1.3%          36.00         5/12/04           107,400
R. Merz .........................   15,000            2.0%          36.00         5/12/04           161,100
-----------------------------------

(1) All options were granted on May 12, 1994. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: a grant date stock price and an exercise price of $36.00 per share; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1984 through December 31, 1994; a dividend yield of 2.89% (the average dividend yield for the 12-month period ending May 31, 1994); and a risk-free interest rate of 7.58% (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

     III. OPTIONS EXERCISED IN 1994 and Option Values at December 31, 1994

     The following table provides information as to options exercised in 1994 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1994 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1994.


      (a)                                 (b)              (c)               (d)                  (e)

                                                                           Number of      Value of Unexercised
                                                                          Securities          In-the-Money
                                                                          Underlying           Options at
                                                                          Unexercised           FY-End($)
                                                                          Options at
                                                                          FY-End (#)

                                     Shares Acquired   Value Realized    Exercisable/         Exercisable/
       Name                          on Exercise (#)         ($)         Unexercisable        Unexercisable
       ----                         -----------------   ------------    ---------------     -----------------
E. P. Grisanti ......................     5,181             93,621       51,921/150,000   $1,248,962/$1,521,750
H. R. Kirkpatrick ...................    16,700            257,638       10,700/137,500       130,212/1,486,100
H. C. van Baaren ....................    30,000            692,400       20,000/126,000       299,100/1,350,340
R. S. Fenn ..........................     3,000             81,200        34,000/45,000         871,460/481,941
R. Merz .............................     9,000            228,250        32,400/46,500         797,297/510,490

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $750 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $500 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also receive automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 12, 1994, each non-employee director received an option for 3,000 shares at $36.00 per share.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or another specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's Management Incentive Compensation Plan.

     On February 14, 1995, as part of its overall program of charitable contributions, the Company established the Director Charitable Contribution Program. Under the Program, the Company will purchase life insurance policies on the lives of participating directors and will be the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Grisanti is employed under a contract dated as of January 1, 1992, as an executive, at a salary of $600,000 per annum unless the Company's Board of Directors shall have fixed a higher salary, for the period (the "executive period") which commenced on January 1, 1992 and which may be terminated at any time thereafter, with or without cause, by either the Company or Mr. Grisanti on written notice to the other. Effective as of January 1, 1995, the Board of Directors fixed his annual salary at $850,000. If not so terminated on or before December 31, 1996, continuation of the executive period after that date shall be subject to further agreement between the Company and Mr. Grisanti as to the terms and conditions of such employment. In the event that the Company shall terminate such employment prior to December 31, 1996, Mr. Grisanti's salary shall continue for a period of twelve months after such termination (but ending not later than December 31, 1996) at the rate in effect prior to such termination. Mr. Grisanti may share, as determined by the Board of Directors, in any incentive compensation, bonus, stock option or other employee benefit plans, programs or policies of the Company. Mr. Grisanti was granted a restricted stock award under the contract. See the Summary Compensation Table and Note 2 thereunder for the amount and terms thereof. The contract provides that, after termination of his executive employment, Mr. Grisanti shall serve part-time in a consulting capacity for a period of years, not exceeding ten, equal to the number of full years of executive service under both this contract and his prior employment contract, during which period he will receive an annual fee equal to $15,000 for every period of 12 months of such executive service, not exceeding $150,000 per year.

     The Company's Board of Directors approved, and the Company has entered into agreements (the "Agreements") with 19 of its present executives, including the executive officers listed in the above compensation table. The Agreements provide that if, within three years of a "change of control", as defined below, an Executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of: (i) three times the higher of
(a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the Company's Management Incentive Compensation Plan, provided that such payment shall not exceed three times the Executive's "base amount" allocable to such payment pursuant to Section 280G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's Management Incentive Compensation Plan or any other compensation plan of the Company, payment of which shall have been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control, (c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under
Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     All of the individuals named in the compensation table on page 5 except Mr. Merz are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Mr. Merz is a participant in the pension plan of the Company's Swiss subsidiary. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1994 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Grisanti, Kirkpatrick, van Baaren and Fenn have 34, 33, 18 and 25 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Messrs. van Baaren and Fenn, who have significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan, also participate in separate unfunded arrangements providing supplemental pension benefits as follows: Mr. van Baaren, who is not a United States citizen, participates in an arrangement under which certain employees who serve in foreign countries other than the countries of which they are nationals receive at age 65 additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries are less than the amount payable under this arrangement. As of December 31, 1994, Mr. van Baaren is entitled to an annual benefit under this arrangement currently estimated to be approximately $3,672. Mr. Fenn, who served for 15 years with the Company's British subsidiary, has an agreement with the Company under which he will receive at age 65 additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries in respect of his British service are less than the amount payable under this agreement. As of December 31, 1994, Mr. Fenn is entitled to an annual benefit under this agreement currently estimated to be approximately $37,811. No other named executive officer participates in either of these arrangements.

                                                             Estimated annual pension
                                                          for specified years of service
         Average                       ------------------------------------------------------------------
      Compensation                        15         20          25          30         35         40
      ------------                        --         --          --          --         --         --
      $  400,000 ....................  $104,652    $125,172   $145,692    $166,212    $186,732   $207,252
         500,000 ....................   130,815     156,465    182,115     207,765     233,415    259,065
         600,000 ....................   156,978     187,758    218,538     249,318     280,098    310,878
         700,000 ....................   183,141     219,051    254,961     290,871     326,781    362,691
         800,000 ....................   209,304     250,344    291,384     332,424     373,464    414,504
         900,000 ....................   235,467     281,637    327,807     373,977     420,147    466,317
       1,000,000 ....................   261,630     312,930    364,230     415,530     466,830    518,130
       1,100,000 ....................   287,793     344,223    400,653     457,083     513,513    569,943
       1,200,000 ....................   313,956     375,516    437,076     498,636     560,196    621,756
       1,300,000 ....................   340,119     406,809    473,499     540,189     606,879    673,569
       1,400,000 ....................   366,282     438,102    509,922     581,742     653,562    725,382
      ---------------------------------------------------------------------------------------------------


                                 REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") (all of the members of which are "disinterested persons" as that term is defined in Rule 16b-3 under the Exchange Act) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board of Directors, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan, grants stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the President, who is the chief executive officer.

----------------------
* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Policies

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings, the return on equity and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graph on page 12, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. Although the Company has not made a statistical analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) and although the forms of compensation of the Company may differ from those of other companies making objective comparisons difficult if not impossible, the Company believes that its compensation practices are similar to the compensation practices of other companies of similar size and profitability in both the type and amount of compensation paid to executive officers.

     The Committee and the Board have amended the Company's Management Incentive Compensation Plan to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. The Company, in general, intends to structure executive compensation to be deductible under Section 162(m). The amended Plan is being submitted for shareholder approval at the May 11, 1995 Annual Meeting of Shareholders. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation are annual salaries, stock options and incentive compensation.

Salaries

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other than the President are made by the President to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the President is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. The President has an employment contract with the Company under which he receives a salary of $600,000 unless the Company's Board of Directors shall have fixed a higher salary. It has been the Board's practice to have the Committee review all executive officer's salaries, including the President's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to previous compensation in past years, the determination of the annual salary increase of the President as well as the other officers is based primarily upon events occurring during the past year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. While again not employing an objective test or measure with respect to the President's performance, the Committee in granting in December 1993 the President's salary increase effective January 1, 1994 took into account the factors stated above with respect to other executive officers and found that such factors fully justified the President's salary increase. In addition, the Committee noted that during the past five years, as reflected on the Performance Graph below, the Company's Common Stock has consistently outperformed both the S&P 500 and the Company's Peer Group, which the Committee believes reflects the contribution of the President on behalf of the Company.

Stock Options

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the President for participation in the plans as well as the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the President and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use an objective test or measure of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the President is considered separately by the Committee applying the above policy guidelines taking into account options and the restricted stock award previously granted. Recognizing the President's contribution to the Company's overall performance in the past, the Committee made the 1994 option grant to the President in order to motivate him to continue in his efforts of improving the Company's performance. Without such an improvement as reflected in increased shareholder value, the option will have no value.

Incentive Compensation

     Under the Company's Management Incentive Compensation Plan as currently in effect, the amount of bonus paid to the executive officers of the Company has been determined from year to year in the discretion of the Committee, again following the criteria set forth above. All of the Company's executive officers participate in the Plan. Under the Plan a portion of the compensation of those selected for participation by the Committee for each year has been paid from an incentive fund for such year equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of (a) 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year and (b) $12,000,000, provided that the fund shall not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed 50% of his annual rate of salary. Under regulations adopted by the Committee pursuant to the Plan, awards have been payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the Plan the Committee, following the above criteria, and after the year-end results have been certified by the Company's independent accountants, allocated the fund, or such portion thereof as the Committee has determined, to the participants and has designated the manner in which awards are to be paid. To date the Committee has not used an objective test in determining the allocation of the fund to the executive officers including the President. The Committee considered that the President's performance and the results achieved by the Company in 1994 well supported the award for that year given to the President under the Plan.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.

                                                  Richard M. Furlaud
                                                  Herbert G. Reid
                                                  William D. Van Dyke, III


              Comparison of Five Year Cumulative Total Return*(1)
               The Company, S&P 500 Composite and Peer Group (2)

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                           S&P                          Peer
                           500          Company         Group
                         -------        -------        -------
          1989 ........  $100.00        $100.00        $100.00
          1990 ........  $ 96.89        $113.65        $102.44
          1991 ........  $126.28        $161.41        $141.15
          1992 ........  $135.88        $175.60        $142.81
          1993 ........  $149.52        $188.81        $142.53
          1994 ........  $151.55        $236.77        $142.71


(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Borden, Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Helene Curtis Industries, Inc., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, Tambrands Inc., and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization.

----------------------
* The Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     The Stock Option and Compensation Committee of the Board of Directors consists of Messrs. Furlaud, Reid and Van Dyke. Mr. Van Dyke is Senior Vice-President of Smith Barney Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

     The following is a tabulation as of December 31, 1994 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.

                                                          Amount and Nature of
                                                          Beneficial Ownership
                                                ---------------------------------------
      Title                                       Sole Voting          Shared Voting               Percent
       of            Name and Address                 and                   and                      of
      Class         of Beneficial Owner         Investment Power       Investment Power             Class
      -----         -------------------         ----------------       ----------------             -----
      Common      George Rowe, Jr. .............     9,750 shares    10,756,966 shares(1)            9.7%
       Stock      One Rockefeller Plaza
                  New York, N.Y. 10020

      Common      State Farm Mutual Automobile
       Stock       Insurance Company and
                   related entities ............ 6,911,700 shares             0 shares               6.2%
                  One State Farm Plaza
                  Bloomington, Ill. 61701

      Common      Hedwig van Ameringen .........   678,633 shares     8,629,797 shares(1)            8.4%
       Stock      509 Madison Avenue
                  New York, N.Y. 10022

      Common      Trust, c/o J.P. Morgan
       Stock       Florida, FSB ................         0 shares     5,993,727 shares(2)            5.4%
                  109 Royal Palm Way
                  Palm Beach, Florida 33480

      Common      Henry G. Walter, Jr (3) ......   351,552 shares    10,760,844 shares(1)           9.97%
       Stock      509 Madison Avenue
                  New York, N.Y. 10022

-----------------------

(1)  See Note 5 on page 4.

(2)  Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and
     J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 129,426 shares in which she has sole voting and investment power and 1,231,104 shares over which she has shared voting and investment power. See footnote 9 on page 4 for additional shares beneficially owned by Mr. Van Dyke.

(3)  The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 18,024 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

     As of December 31, 1994 the officers and directors of the Company (25 persons) and Messrs. Fenn and Merz beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:

                                                                          Amount of            Percent
     Title of Class                       Name                    Beneficial Ownership(1)(2)   of Class
     --------------                       ----                    --------------------------   --------
     Common Stock ........ All directors and officers as a group .......  21,481,409             19.3%
     Common Stock ........ R.S. Fenn ...................................      54,600              (3)
     Common Stock ........ R. Merz .....................................      35,900              (3)
----------------

(1) Includes 436,522 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 5, 7 and 9 on page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3)  Less than .1%.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 28, 1995.

ADDITIONAL INFORMATION

     The Company has selected Price Waterhouse LLP to be its principal independent accountants for 1995. Representatives of Price Waterhouse LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Company paid to Messrs. Fulton, Duncombe & Rowe, of which Mr. Rowe, a director of the Company, is a member, $161,375 for legal services in 1994.

     In 1994, Hendrik C. van Baaren, an officer of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to a transaction in Company stock.

            AMENDMENT OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     There will be presented to the meeting a proposal to amend the Company's Management Incentive Compensation Plan (the "MICP" or the "Plan"). The MICP, originally adopted by the shareholders in 1971, is proposed to be amended to preserve for the Company the tax deduction for compensation paid thereunder, in accordance with recently enacted changes to the Internal Revenue Code (the "Code"). The amendment also modifies the formula for calculating the preestablished performance goal of the Plan and changes the maximum award that may be made to any Participant thereunder.

     The proposed MICP, as amended, is set forth in Exhibit A. The principal terms of the Plan and the proposed amendment are set forth below.

     The class of employees eligible to participate in the Plan is key employees of the Company and its subsidiaries. The MICP is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which for each year selects the participants in the Plan from the class of eligible employees. For 1995 there are 19 participants in the MICP.

     Under the MICP as in effect prior to the proposed amendment, each year an incentive fund (the "Fund") is established out of which annual incentive compensation awards may be paid. As soon as practicable after the end of each year, the amount of the Fund for that year is computed and certified to the Committee by the Corporation's independent public accountants. The Fund is equal to 10% of the amount by which "pretax consolidated earnings" (as defined in the Plan) for such year exceeds the sums of (a) 20% of "net capital" (as defined in the Plan) and (b) $12,000,000; provided that the Fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year.

     The Committee allocates the Fund, or such portion of the Fund as the Committee determines, to the participants. No award to any participant may exceed 50% of his or her annual base salary. Any unused portion of the Fund for any year may not be carried over to any succeeding year.

     The MICP is being amended to conform to requirements under recent amendments to the Code. The changes to the Plan will assure that awards under the MICP will be deductible for federal income tax purposes. The amended Plan provides that no participant in the MICP is eligible to receive more than 15% of the Fund for any year. The amended Plan also updates the formula for calculating the Fund by eliminating the $12,000,000 factor, which is no longer appropriate considering the present net equity of the Company.

     The MICP is also being amended to set at 100% of base salary the maximum amount which may be awarded to any participant for any year. The Committee will have the right to decrease or elect not to make an award to any participant. This change in the maximum award level is the first in the almost quarter century since the Plan's adoption and, in the opinion of management and the Board of Directors, is necessary to continue to attract and retain the high quality executives required to maintain the consistently strong performance that the Company has achieved over the past decade.

     The amended MICP provides for the payment of awards in cash. The Plan permits the Committee to allow participants to elect to defer all or a portion of their awards for any year on terms established by the Committee, provided that those terms may not cause the deferred awards to fail to continue to be deemed performance-based compensation under the Code.

     The MICP may be terminated by the Board of Directors at any time. The Board of Directors may amend the Plan at any time, provided both that such amendment has been previously approved by the Committee and that no amendment changing any material term of the MICP, including changing the Plan's preestablished performance goal, increasing the amount of the Fund, or increasing the maximum award for which any participant is eligible, may become effective without the approval of the shareholders. No amendment may adversely affect any award already made.

     Had the amendments to the MICP been in effect for the year 1994, there would have been no change in the amount of the Fund for that year, since the amount of the Fund, whether under the Plan as currently in effect or as proposed to be amended, would have been limited by the cash dividends paid in 1994. Neither the annual cash MICP awards to be made in the future nor the benefits or amounts which would have been received by or allocated to any person or group if the amendments to the MICP had been in effect since the beginning of 1994 can be determined at this time.

     The Board of Directors recommends a vote FOR this proposal.

                                 OTHER MATTERS

     As of the date of this Proxy Statement the Board of Directors is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board of Directors' recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 12 nominees described herein and FOR the proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

     The Company will on a request in writing provide without charge to each person from whom proxies are being solicited for the Company's annual meeting a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. A request for the Company's Annual Report on Form 10-K should be made to Stephen A. Block, Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, N.Y. 10019.

     The Board of Directors invites you to attend the meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

                      By Order of the Board of Directors,

                                                           STEPHEN A. BLOCK
                                                                  Secretary

March 28, 1995

                                                                       EXHIBIT A

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

                     MANAGEMENT INCENTIVE COMPENSATION PLAN

                As Amended By the Stock Option and Compensation
                      Committee and the Board of Directors
                               February 14, 1995

     1. Name and Purpose. This Plan shall be known as the "Management Incentive Compensation Plan" (hereinafter called the "Plan"). The purpose of the Plan is to provide additional motivation to the Plan "Participants" (as hereinafter defined) toward achieving preestablished objectives and to reward performance with compensation that varies in relation to the success in reaching those objectives.

     2. Administration. The Plan shall be administered by the Stock Option and Compensation Committee of, or any other committee appointed by, the Board of Directors for such purpose (the "Committee"), all of the members of which shall be "outside directors" (or shall be deemed to be "outside directors") of the Corporation for purposes of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The Committee shall have full authority to adopt and change regulations for the administration of the Plan, to interpret the Plan and to make all determinations necessary or advisable to administer the Plan, all subject to its express terms and limitations.

     3. Participants. The class of employees eligible to participate in the Plan shall be key employees of the Corporation and its subsidiaries. For each year of the Plan's operation, the Committee shall select the employees who will participate in the Plan ("Participants") from such class of eligible employees.

     4. The Fund. An incentive fund (hereinafter called the "Fund") shall be available for awards under the Plan for each year. The amount of the Fund shall be 10% of the amount by which the "pretax consolidated earnings" (as hereinafter defined) for such year shall exceed 20% of "net capital" (as hereinafter defined) for such year; provided that the Fund shall not exceed for any year 10% of the amount of cash dividends paid by the Corporation in such year. As soon as practicable after the end of each year the amount of the Fund for such year shall be audited by the "Corporation's independent public accountants" (as hereinafter defined) and shall be reported by them to the Committee.

     The term "pretax consolidated earnings" for any year shall be the sum of
(i) the consolidated net earnings of the Corporation and its subsidiaries for such year before (A) extraordinary items determined in accordance with generally accepted accounting principles and (B) the cumulative effect of accounting changes, as contained in the financial statements audited by the Corporation's independent public accountants and reported by the Corporation in its annual report to shareholders for such year, (ii) the provision for all taxes on income for such year, as contained in the financial statements audited by the Corporation's independent public accountants and reported by the Corporation in its annual report to shareholders for such year, and (iii) the amount of the Fund for such year, as audited by the Corporation's independent public accountants and reported to the Committee as contemplated above. The term "net capital" for any year shall mean the arithmetic average of the amounts of the consolidated capital and surplus of the Corporation as at the beginning and the end of such year before (A) and (B) above, as such consolidated capital and surplus as of each such date is audited by the Corporation's independent public accountants and reported by the Corporation in its annual report to shareholders for the prior year (with respect to the consolidated capital and surplus as at the beginning of such year) and for such year (with respect to the consolidated capital and surplus as at the end of such year). The term "Corporation's independent public accountants" for any year shall mean the independent public accountants who shall audit the consolidated financial statements of the Corporation and its subsidiaries which are contained in the Corporation's annual report to shareholders for such year.

     5. Allocation of the Fund. As soon as practicable after the amount of the Fund for any year shall have been audited by the Corporation's independent public accountant and reported to the Committee, but not later than three months thereafter, the Committee (a) shall certify that the performance goal established pursuant to paragraph 4 has been satisfied; (b) shall determine that the entire Fund, or such portion of the Fund as the Committee shall determine, shall be reserved for awards to the Participants for such year, and (c) shall allocate the Fund or the portion thereof so reserved for such year to the Participants, provided, however, that the Committee may defer the allocation of awards to Participants of the amount so reserved for such year to such future time as the Committee deems in the best interests of the Corporation. The Committee's determination of the portion of the Fund for any year to be reserved for awards for such year and the amount of the award to any Participant for such year shall be final. No award to any Participant for any year shall exceed the lesser of 15% of the Fund or 100% of his or her annual rate of salary at the end of such year. There shall be no carryover of any unreserved portion of the Fund for any year to any succeeding year.

     6. Manner of Payment. The Committee may provide for payment of incentive compensation awarded to any Participant in a lump sum in cash or in deferred payments in cash or securities. The Committee may make such arrangements as it deems appropriate for the payment of interest on deferred amounts, may provide for adjustment of deferred amounts to reflect changes in the value of and dividends paid upon shares of the Corporation or of mutual funds or of other amounts, and may impose restrictions and conditions upon the payment of deferred amounts as it shall deem appropriate; provided, however, that no such arrangement shall increase the amount of the deferred award to such an extent that it would fail to be considered performance-based compensation under Section 162(m) of the Code.

     7. Limitations. Although paragraphs 4 and 5 establish the maximum amount which may be paid to a Participant for any given year, the Committee shall have the right in its sole discretion to decrease the maximum award or make no award to any Participant. No director, officer or employee of the Corporation or any other person shall have the authority to enter into any agreement with any person for the making or payment of an award or to make any representation or warranty with respect thereto. Neither the action of the Corporation in establishing the Plan nor any action taken by it or by the Committee under the provisions of the Plan, nor any provision of the Plan, shall be construed as giving to any employee of the Corporation or any of its subsidiaries the right to be retained in the employ of the Corporation or any of its subsidiaries.

     8. Amendment and Termination. The Board of Directors may terminate the Plan at any time. The Board of Directors may amend the Plan at any time; provided, however, that such amendment has been previously approved by the Committee; and provided further, however, that, no amendment changing any material term of the Plan, including changing the preestablished performance goal specified in paragraph 4, increasing the amount of the Fund over the amount provided for in paragraph 4, or increasing the maximum amount that may be awarded to any Participant to more than the maximum amount provided in paragraph 5, shall be effective without prior approval or subsequent ratification by the shareholders of the Corporation. No amendment or termination of the Plan shall affect adversely the right of any Participant to receive payment of an award to him or her under the Plan prior to such amendement or termination.

     9. Shareholder Approval. This amended Plan shall not be effective until approved by the shareholders of the Corporation.

[IFF LOGO]
                                                                           PROXY

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS FOR
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 1995

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. Eugene P. Grisanti, George Rowe, Jr. and Stephen A. Block, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 11, 1995 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

                              IFF
                              P.O. Box 11117
                              New York, N.Y.  10203-0117

   Please indicate on the reverse side of this card how your shares of stock are to be voted.

        The shares represented by this Proxy will be voted as directed.

                                  (Continued and to be signed on the other side)

1. Election of all Directors M. H. Adame, R. C. Duke, R. M. Furlaud, E. P. Grisanti, T. H. Hoppel, H. R. Kirkpatrick, H. G. Reid, G. Rowe, Jr., S. M. Rumbough, Jr., H. P. van Ameringen, H. C. van Baaren, W. D. Van Dyke, III

For [X}    Withheld [X}   Exceptions* [X}
*Exceptions
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------

To vote your shares for all Director nominees, mark the "For" box on
Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

2. Proposal to amend the Company's Management Incentive Compensation Plan.

For [X} Against [X} Abstain [X}

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Change of address and/or Comments [X}

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or corporate officer, please give full title.

DATED _________________, 1995


SIGNED ___________________________________
__________________________________________

Votes MUST be indicated(x)in Black or Blue ink.[X}

(This Proxy will be voted FOR each of the above nominees as a director, FOR Proposal 2, and in the discretion of the proxy committee on any other matter properly before the meeting, unless otherwise specified)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.